Exhibit 99.1

FOR IMMEDIATE RELEASE Contact: Wendy L. Simpson, CEO & President Pam Kessler, EVP & CFO (805) 981-8655

LTC ANNOUNCES SECOND QUARTER OPERATING RESULTS, PURCHASE OF A SKILLED NURSING PROPERTY AND THE SALE OF $50M OF 4.8% SENIOR UNSECURED NOTES DUE 2021

WESTLAKE VILLAGE, CALIFORNIA, August 8, 2011 — LTC Properties, Inc. (NYSE:LTC) released results of operations for the three and six months ended June 30, 2011 and announced that net income available to common stockholders for the second quarter was $11.3 million or $0.37 per diluted share.  For the same period in 2010, net income available to common stockholders was $7.7 million or $0.33 per diluted share. The Company reported total revenues for the three months ended June 30, 2011, were $21.2 million versus $17.9 million for the same period last year.  For the six months ended June 30, 2011, net income available to common stockholders was $16.7 million or $0.59 per diluted share which included a $3.6 million charge related to the Company’s redemption of all of its 8.0% Series F Cumulative Preferred Stock (“Series F preferred stock”).  For the same period in 2010, net income available to common stockholders was $14.4 million or $0.61 per diluted share which included $0.9 million provision for doubtful accounts related to a mortgage loan secured by a school property.   Revenues for the six months ended June 30, 2011, were $41.4 million versus $35.5 million for the same period last year.

Additionally, the Company announced that subsequent to June 30, 2011 it purchased a 140-bed skilled nursing property located in Texas for $10.0 million.  The acquisition was funded from the Company’s unsecured revolving line of credit and cash on hand. The property was added to an existing master lease with an unrelated third-party operator at an incremental GAAP yield of 10.5%.  The Company also announced that subsequent to June 30, 2011 it sold $50.0 million aggregate principal amount of 4.8% senior unsecured notes fully amortizing to maturity on July 20, 2021 to affiliates and managed accounts of Prudential Investment Management, Inc.  Proceeds from the sale of the notes were used to pay down amounts outstanding on the Company’s unsecured revolving line of credit.

The Company will conduct a conference call on Tuesday, August 9, 2011, at 10:00 a.m. Pacific Time, in order to comment on the Company’s performance and operating results for the quarter ended June 30, 2011.  The conference call is accessible by dialing 877-317-6789.  The international number is 412-317-6789.  An audio replay of the conference call will be available from August 9, 2011 through August 24, 2011.  Callers can access the replay by dialing 877-344-7529 or 412-317-0088 and entering conference number 10002394.  The earnings release will be available on our website.  The Company’s supplemental information package for the current period will also be available on the Company’s website at www.LTCProperties.com in the “Presentations” section of the “Investor Information” tab.

At June 30, 2011, LTC had investments in 89 skilled nursing properties, 102 assisted living properties, 14 other senior housing properties and two schools.  These properties are located in 30 states.  Other senior housing properties consist of independent living properties and properties providing any combination of skilled nursing, assisted living and/or independent living services.  The Company is a self-administered real estate investment trust that primarily invests in senior housing and long-term care facilities through mortgage loans, facility lease transactions and other investments. For more information on LTC Properties, Inc., visit the Company’s website at www.LTCProperties.com.

This press release includes statements that are not purely historical and are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future.  All statements other than historical facts contained in this press release are forward looking statements.  These forward looking statements involve a number of risks and uncertainties.  Please see our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q, and in our other publicly available filings with the Securities and Exchange Commission for a discussion of these and other risks and uncertainties. All forward looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such forward looking statements.  Although the Company’s management believes that the assumptions and expectations reflected in such forward looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct.  The actual results achieved by the Company may differ materially from any forward looking statements due to the risks and uncertainties of such statements.

LTC PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenues:
Rental income	$19,337	$15,790	$37,517	$31,128
Interest income from mortgage loans	1,613	1,836	3,269	3,815
Interest and other income	230	299	647	574
Total revenues	21,180	17,925	41,433	35,517

Expenses:
Interest expense	1,543	419	2,647	820
Depreciation and amortization	4,943	3,880	9,400	7,608
(Recovery) Provisions for doubtful accounts	(4)	51	(14)	1,184
Acquisition costs	35	30	165	113
Operating and other expenses	2,327	1,872	4,651	3,504
Total expenses	8,844	6,252	16,849	13,229

Income from continuing operations	12,336	11,673	24,584	22,288

Discontinued operations:
Loss from discontinued operations	(74)	(43)	(168)	(88)
Net Loss from discontinued operations	(74)	(43)	(168)	(88)
Net income	12,262	11,630	24,416	22,200
Income allocated to non-controlling interests	(48)	(48)	(96)	(96)
Net income attributable to LTC Properties, Inc.	12,214	11,582	24,320	22,104

Income allocated to participating securities	(85)	(58)	(174)	(101)
Income allocated to preferred stockholders	(818)	(3,785)	(7,442)	(7,570)
Net income available to common stockholders	$11,311	$7,739	$16,704	$14,433

Basic earnings per common share:
Continuing operations	$0.38	$0.33	$0.60	$0.62
Discontinued operations	$(0.00)	$(0.00)	$(0.01)	$(0.00)
Net income available to common stockholders	$0.38	$0.33	$0.59	$0.62

Diluted earnings per common share:
Continuing operations	$0.38	$0.33	$0.60	$0.62
Discontinued operations	$(0.00)	$(0.00)	$(0.01)	$(0.00)
Net income available to common stockholders	$0.37	$0.33	$0.59	$0.61

Weighted average shares used to calculate earnings per common share:
Basic	30,135	23,643	28,233	23,464
Diluted	30,168	23,743	28,264	23,563

NOTE:  Computations of per share amounts from continuing operations, discontinued operations and net income are made independently.  Therefore, the sum of per share amounts from continuing operations and discontinued operations may not agree with the per share amounts from net income allocable to common stockholders.  Quarterly and year-to-date computations of per share amounts are made independently.  Therefore, the sum of per share amounts for the quarters may not agree with the per share amounts for the year.

Reconciliation of Funds From Operations (“FFO”)

FFO is a supplemental measure of a real estate investment trust’s (“REIT”) financial performance that is not defined by U.S. generally accepted accounting principles (“GAAP”).  The Company uses FFO as a supplemental measure of our operating performance and we believe FFO is helpful in evaluating the operating performance of a REIT.  Real estate values historically rise and fall with market conditions, but cost accounting for real estate assets in accordance with U.S. GAAP assumes that the value of real estate assets diminishes predictably over time.  We believe that by excluding the effect of historical cost depreciation, which may be of limited relevance in evaluating current performance, FFO and modified FFO facilitate comparisons of operating performance between periods.

FFO is defined as net income available to common stockholders (computed in accordance with U.S. GAAP) excluding gains or losses on the sale of assets plus real estate depreciation and amortization, with adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.  Modified FFO represents FFO adjusted from certain items detailed in the reconciliations. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current National Association of Real Estate Investment Trusts’ (“NAREIT”) definition or that have a different interpretation of the current NAREIT definition from the Company; therefore, caution should be exercised when comparing our company’s FFO to that of other REITs.

The Company uses FFO, modified FFO, modified FFO excluding non-cash rental income and modified FFO excluding non-cash rental income and non-cash compensation charges as supplemental performance measures of our cash flow generated by operations and cash available for distribution to stockholders.  FFO, modified FFO, modified FFO excluding non-cash rental income and modified FFO excluding non-cash rental income and non-cash compensation charges do not represent cash generated from operating activities in accordance with U.S. GAAP, and are not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income available to common stockholders.

The following table reconciles net income available to common stockholders to FFO available to common stockholders, modified FFO available to common stockholders, modified FFO available to common stockholders excluding non-cash rental income and modified FFO available to common stockholders excluding non-cash rental income and non-cash compensation charges (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011		2010
Net income available to common stockholders	$11,311	$7,739	$16,704		$14,433
Add: Depreciation and amortization (continuing and discontinued operations)	4,987	4,014	9,508		7,874
FFO available to common stockholders	16,298	11,753	26,212		22,307
Add: Preferred stock redemption charge	—	—	3,566	(1)	—
Add: Preferred stock redemption dividend	—	—	472	(2)	—
Add: Non-cash interest related to earn-out liabilities	177	—	177		—
Add: Non-recurring one-time items	—	—	—		852	(3)
Modified FFO available to common stockholders	16,475	11,753	30,427		23,159
Less: Non-cash rental income	(750)	(763)	(1,356)		(1,527)
Modified FFO excluding non-cash rental income	15,725	10,990	29,071		21,632
Add: Non-cash compensation charges	363	355	721		721
Modified FFO excluding non-cash rental income and non-cash compensation charges	$16,088	$11,345	$29,792		$22,353

(1)          Represents the original issue costs related to the Series F preferred stock.

(2)          Represents the dividends on the Series F preferred stock up to the redemption date.

(3)          Includes a $0.9 million provision for doubtful accounts charge related to a mortgage loan secured by a school property located in Minnesota.

Basic FFO available to common stockholders per share	$0.54	$0.50	$0.93	$0.95
Diluted FFO available to common stockholders per share	$0.53	$0.49	$0.92	$0.94

Diluted FFO	$17,249	$12,697	$28,118	$24,180
Weighted average shares used to calculate diluted FFO per share available to common stockholders	32,483	26,009	30,584	25,808

Basic modified FFO available to common stockholders per share	$0.55	$0.50	$1.08	$0.99
Diluted modified FFO available to common stockholders per share	$0.54	$0.49	$1.06	$0.97

Diluted modified FFO	$17,426	$12,697	$32,333	$25,032
Weighted average shares used to calculate diluted modified FFO per share available to common stockholders	32,483	26,009	30,584	25,808
Basic modified FFO excluding non-cash rental income per share	$0.52	$0.46	$1.03	$0.92
Diluted modified FFO excluding non-cash rental income per share	$0.51	$0.46	$1.01	$0.91

Diluted modified FFO excluding non-cash rental income	$16,676	$11,934	$30,977	$23,505
Weighted average shares used to calculate diluted modified FFO excluding non-cash rental income per share available to common stockholders	32,483	26,009	30,584	25,808

Basic modified FFO excluding non-cash rental income and non-cash compensation charges per share	$0.53	$0.48	$1.06	$0.95
Diluted modified FFO excluding non-cash rental income and non-cash compensation charges per share	$0.52	$0.47	$1.04	$0.94

Diluted modified FFO excluding non-cash rental income and non-cash compensation charges	$17,039	$12,289	$31,698	$24,226
Weighted average shares used to calculate diluted modified FFO excluding non-cash rental income and non-cash compensation charges per share available to common stockholders	32,483	26,009	30,584	25,808

LTC PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	June 30, 2011	December 31, 2010
	(unaudited)	(audited)
ASSETS
Real estate investments:
Land	$48,230	$43,031
Buildings and improvements	625,945	567,017
Accumulated depreciation and amortization	(167,537)	(158,204)
Net operating real estate property	506,638	451,844
Properties held-for-sale, net of accumulated depreciation and amortization: 2011 — $613; 2010 — $505	5,018	5,113
Net real estate property	511,656	456,957
Mortgage loans receivable, net of allowance for doubtful accounts: 2011 — $945; 2010 — $981	55,410	59,026
Real estate investments, net	567,066	515,983
Other assets:
Cash and cash equivalents	6,395	6,903
Debt issue costs, net	2,421	743
Interest receivable	1,535	1,571
Straight-line rent receivable, net of allowance for doubtful accounts: 2011 — $656; 2010 — $634	21,757	20,090
Prepaid expenses and other assets	7,772	8,162
Other assets related to properties held-for-sale, net of allowance for doubtful accounts: 2011 — $839; 2010 — $839	51	51
Notes receivable	945	1,283
Marketable securities	6,481	6,478
Total assets	$614,423	$561,264

LIABILITIES
Bank borrowings	$70,000	$37,700
Senior unsecured notes	50,000	50,000
Bonds payable	3,200	3,730
Accrued interest	858	675
Earn-out liabilities	10,018	—
Accrued expenses and other liabilities	10,180	9,737
Accrued expenses and other liabilities related to properties held-for-sale	62	132
Distributions payable	—	1,768
Total Liabilities	144,318	103,742

EQUITY
Stockholders’ equity:
Preferred stock $0.01 par value; 15,000 shares authorized; shares issued and outstanding: 2011 — 2,000; 2010 — 5,536	38,500	126,913
Common stock: $0.01 par value; 45,000 shares authorized; shares issued and outstanding: 2011 — 30,341; 2010 — 26,345	303	263
Capital in excess of par value	506,513	398,599
Cumulative net income	647,811	623,491
Other	234	264
Cumulative distributions	(725,218)	(693,970)
Total LTC Properties, Inc. stockholders’ equity	468,143	455,560

Non-controlling interests	1,962	1,962
Total equity	470,105	457,522
Total liabilities and equity	$614,423	$561,264